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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
               For Registration of Certain Classes of Securities
                   Pursuant to Section 12 (b) or (g) of the
                        Securities Exchange Act of 1934

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                                             74-2849995
(State or other jurisdiction of                 (I.R.S. employer identification)
incorporation or organization)

12500 Network Boulevard, Suite 407
San Antonio, Texas                                            78249
(Address  of principal executive offices)                     (Zip Code)


      Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class to be so registered  Title of exchange on which each class is to be registered

COMMON STOCK, $0.001 PAR VALUE                  AMERICAN STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. x

      Securities to be registered pursuant to Section 12 (g) of the Act:

                                     NONE
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This filing relates to the Common Stock, $0.001 par value per share, of American TeleSource International, Inc. ("the Company") to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. We incorporate by reference the description of our Common Stock as included in our Registration Statement on Form S-4 filed on March 6, 1998.

ITEM 2.  EXHIBITS

Exhibit No                      Description of Exhibit
----------                      ----------------------

1 Form of Common Stock certificate of the Registrant (incorporated by reference to the Registration Statement on Form S-8 filed April 16,
            1998)

2.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registration Statement on Form S-4 filed September 11, 1997)

2.2 Bylaws of the Registrant (incorporated by reference to the Registration Statement on Form S-4 filed June 7, 1996)

2.3 Certificate of Designation, Preferences and Rights of 10% Series A Cumulative Convertible Preferred Stock of American TeleSource International, Inc. (incorporated by reference to the Company's Form 10-K filed October 26, 1999

2.4 Certificate of Designation, Preferences and Rights of 6% Series B Cumulative Convertible Preferred Stock of American TeleSource International, Inc. (incorporated by reference to the Registration Statement on Form S-3 filed August 18, 1999)

2.5 Certificate of Designation, Preferences and Rights of 6% Series C Cumulative Convertible Preferred Stock of American TeleSource International, Inc. (incorporated by reference to the Registration Statement on Form S-1 filed January 11, 2000)


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        AMERICAN TELESOURCE INTERNATIONAL, INC.

                                        Dated:   February 11, 2000

                                        By:  /s/ H. Douglas Saathoff
                                           -------------------------------------
                                                 H. Douglas Saathoff
                                                 Chief Financial Officer